EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Institutional Shares of

Cross Shore Discovery Fund

Tendered Pursuant to the Offer to Purchase
Dated August 5, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON September 3, 2024 UNLESS THE OFFER IS EXTENDED.

For Certified Mail, Return Receipt Requested:

Cross Shore Discovery Fund

Institutional Shares
P.O. Box 46707

Cincinnati, OH 45246-0707

For Overnight Mail:
Cross Shore Discovery Fund
Institutional Shares
225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

For additional information:

Phone: (844) 300-7828
Fax: (513) 587-3438

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Institutional Shares of Cross Shore Discovery Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the Cross Shore Discovery Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All Shares.
☐	Portion of Shares expressed as a specific dollar value. $___________
☐	Portion of Shares expressed as a specific number of Shares. ___________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the Cross Shore Discovery Fund pursuant to the terms of the Offer of Purchase referenced above.

____________________________________ Signature of Shareholder	____________________________________ Signature of Joint Shareholder or Other Person whose signature is required
____________________________________ Print Name of Shareholder	____________________________________ Print Name Joint Shareholder or Other Person whose signature is required
____________________________________ Signature of Authorized Representative (if applicable)	____________________________________ Signature of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Name of Authorized Representative (if applicable)	____________________________________ Print Name of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	____________________________________ Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date: __________________